UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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PAVMED INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAVMED INC.

360 Madison Avenue, 25th Floor

New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2024

To the Stockholders of PAVmed Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of PAVmed Inc., a Delaware corporation (the “Company”), will be held on [●], 2024 at 10:00 a.m., Eastern time. The Special Meeting will be a virtual meeting. You will be able to attend and participate in the Special Meeting online by visiting https://www.cstproxy.com/pavmed/sm2024. Please see the “Questions and Answers” in the accompanying proxy statement for more details.

The Special Meeting is being held for the following purposes:

1.	The Stock Issuance Proposals. To approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”):

a.	Debt Exchange Proposal. The issuance of shares of the Company’s common stock upon conversion of the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of the Company pursuant to the Certificate of Designations for such Series C Preferred Stock (the “Certificate of Designations”), which shares of Series C Preferred Stock are to be issued by the Company under the Exchange Agreement, dated as of November 15, 2024 (the “Debt Exchange Agreement”).

b.	Securities Purchase Proposal. The issuance of shares of the Company’s common stock upon conversion of the Series C Preferred Stock of the Company pursuant to the Certificate of Designations, which shares of Series C Preferred Stock are to be issued by the Company under the Securities Purchase Agreement, dated as of November 20, 2024 (the “Securities Purchase Agreement”).

2.	The Authorized Capital Proposal. To approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of shares of common stock the Company is authorized to issue by 200,000,000 shares, from 50,000,000 shares to 250,000,000 shares.

3.	The Adjournment Proposal. To approve the adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the foregoing proposals.

The Board has set the close of business on [●], 2024 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Special Meeting (the “record date”). The list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Company’s headquarters at least ten days before the Special Meeting.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting virtually, please submit a proxy electronically by Internet by following the instructions in these proxy materials or complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

Lishan Aklog, M.D.
Chief Executive Officer and Chairman of the Board

[●], 2024

New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
of Stockholders to be Held on [●], 2024:

The Company’s Proxy Statement is available at http://www.cstproxy.com/pavmed/sm2024.

PAVMED INC.

360 Madison Avenue, 25th Floor

New York, New York 10017

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2024

INTRODUCTION

The Company is providing this proxy statement in connection with the solicitation by the Company’s board of directors (the “Board”) of proxies to be voted at the Special Meeting to be held on [●], 2024, at 10:00 a.m., Eastern time, and any adjournment or postponement thereof. The Special Meeting will be a virtual meeting. You will be able to attend and participate in the Special Meeting online by visiting https://www.cstproxy.com/pavmed/sm2024. Please see the “Questions and Answers” below for more details.

This proxy statement and the accompanying proxy card are being mailed or made available to stockholders beginning on or around [●], 2024 in connection with the solicitation of proxies by the Board.

When and where will the meeting take place?

The Special Meeting will be held on [●], 2024, at 10:00 a.m., Eastern time, solely over the Internet by means of a live audio webcast. The Company will not conduct the meeting in-person.

Stockholders participating in the Special Meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Special Meeting, virtual attendees will be able to:

●	vote via the Special Meeting webcast; and

●	submit questions or comments to the Company’s officers during the Special Meeting via the Special Meeting webcast.

Shareholders may submit questions or comments during the meeting through the Special Meeting webcast by typing in the “Submit a question” box.

What proposals are being presented for a stockholder vote at the Special Meeting?

There are four proposals being presented for stockholder vote at the Special Meeting:

●	to approve, for the purposes of Nasdaq Listing Rule 5635 (the following proposals, collectively, are sometimes called the “Stock Issuance Proposals” herein):

○	the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock to be issued by the Company under the Debt Exchange Agreement (which is sometimes called the “Debt Exchange Proposal” herein); and

○	the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock to be issued by the Company under the Securities Purchase Agreement (which is sometimes called the “Securities Purchase Proposal” herein);

●	to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of shares of common stock the Company is authorized to issue by 200,000,000 shares, from 50,000,000 shares to 250,000,000 shares (which is sometimes called the “Authorized Capital Proposal” herein); and

●	to approve the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve the foregoing proposals (which is sometimes called the “Adjournment Proposal” herein).

Stockholders will also consider any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

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Why is the Special Meeting being held?

The Board believes that it is in the best interest of the Company’s stockholders both to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock and to increase the total number of shares of common stock the Company is authorized to issue, for the following reasons:

●	Replacing the Company’s outstanding senior secured convertible notes issued pursuant to that certain securities purchase agreement dated as of March 31, 2022 (the “Convertible Notes”) with an equity instrument, like the Series C Preferred Stock, is critical to the Company’s plan to regain compliance with the Nasdaq continued listing requirements. Approval of the Debt Exchange Proposal is a condition precedent to the consummation of the transactions contemplated by the Debt Exchange Agreement.

●	Cancelling certain unsecured debt obligations owed by the Company in satisfaction of the purchase price under the Securities Purchase Agreement will allow the Company to settle its liabilities while preserving cash for the operation of its business. Approval of the Securities Purchase Proposal is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement.

●	The authorization of additional shares of common stock will enable the Company to meet its obligations under its outstanding options, warrants and convertible securities, under its Series C Preferred Stock or any other equity instruments issued in order to increase the Company’s stockholders’ equity, and under its equity compensation plans, while retaining flexibility to respond to future business needs and opportunities.

For more information on the reasons for the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock and the increase in the Company’s authorized capital, see the discussion under “The Stock Issuance Proposals—Reasons for the Debt Exchange Proposal and the Securities Purchase Proposal” and “The Authorized Capital Proposal—Reasons for the Authorized Capital Proposal” below.

What are the recommendations of the Board?

The Board recommends that you vote:

●	“FOR” the Debt Exchange Proposal;

●	“FOR” the Securities Purchase Proposal;

●	“FOR” the Authorized Capital Proposal; and

●	“FOR” the Adjournment Proposal.

Who is entitled to vote?

The holders of the Company’s common stock at the close of business on the record date, [●], 2024, are entitled to vote at the Special Meeting. As of the record date, [●] shares of common stock were outstanding (inclusive of shares underlying unvested restricted stock awards). Holders of the Company’s common stock have one vote for each share that they own on such date.

What is the difference between a record holder and a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the “record holder” for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the meeting virtually and vote via the Special Meeting webcast.

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If your shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares at the Special Meeting unless you obtain a “legal proxy” from the stockholder of record.

How do I submit my vote?

Record Owners. Record holders can vote by the following methods:

●	By Attending the Special Meeting Virtually. You may attend the Special Meeting virtually and vote via the Special Meeting webcast.

●	By Proxy via the Internet. You may vote by proxy via the Internet. The proxy card enclosed with this proxy statement provides instructions for submitting a proxy electronically by Internet.

●	By Proxy via the Mail. You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

Beneficial Owners. Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares at the Special Meeting unless they obtain a legal proxy from the stockholder of record and follow the instructions set forth below for attending the Special Meeting virtually.

What does it mean to vote by proxy?

When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Special Meeting: Lishan Aklog, M.D., the Company’s Chief Executive Officer and Chairman of the Board; and Dennis McGrath, the Company’s President and Chief Financial Officer.

Any proxy given pursuant to this solicitation and received in time for the Special Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” the Debt Exchange Proposal, “FOR” the Securities Purchase Proposal, “FOR” the Authorized Capital Proposal, and “FOR” the Adjournment Proposal. With respect to any other proposal that properly comes before the Special Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

How do I attend the Special Meeting?

The Special Meeting will be a virtual meeting. Any stockholder wishing to attend the Special Meeting virtually must register in advance. To register for and attend the Special Meeting, please follow these instructions as applicable to the nature of your ownership of the Company’s common stock:

Record Owners. If you are a record holder, and you wish to attend the Special Meeting virtually, go to https://www.cstproxy.com/pavmed/sm2024, enter the control number you received on your proxy card or notice of the meeting, and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Special Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Owners. Beneficial owners who wish to attend the Special Meeting virtually must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. Beneficial owners who wish to attend the Special Meeting virtually should contact Continental Stock Transfer on or before [●], 2024.

Shareholders will also have the option to listen to the Special Meeting by telephone by calling:

●	Within the U.S. and Canada: (800) 450-7155 (toll-free)

●	Outside of the U.S. and Canada: (857) 999-9155 (standard rates apply)

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The passcode for telephone access is [●]#. You will not be able to vote or submit questions unless you register for and log in to the Special Meeting webcast as described above.

What happens if I do not provide voting instructions to my bank, broker or other nominee?

If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The Company expects that the Debt Exchange Proposal, the Securities Purchase Proposal, the Authorized Capital Proposal, and the Adjournment Proposal will be considered routine proposals. If they are treated as routine matters as expected, broker non-votes should not occur with respect to these matters in connection with the Special Meeting.

How do I revoke my proxy or voting instructions?

Record Owners. A record holder may revoke his, her or its proxy by (i) submitting a subsequent written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Special Meeting, (ii) submitting a subsequent proxy prior to the voting at the Special Meeting or (iii) attending the Special Meeting virtually and voting via the Special Meeting webcast. Attendance by a stockholder at the Special Meeting does not alone serve to revoke his or her proxy. Stockholders may send written notice of revocation to the Secretary, PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017.

Beneficial Owners. Beneficial owners should refer to the materials provided to them by their bank, broker or other nominee for information on changing their voting instructions.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions are voted neither “FOR” nor “AGAINST” a matter but are counted in the determination of a quorum. Similarly, a “broker non-vote” may occur with respect to shares held in street name, when the bank, broker or other nominee is not permitted to vote such stock on a particular matter as described above. The shares subject to a proxy which are not being voted on a particular “non-routine” matter because of a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other “routine” matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Special Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

How many votes are required to approve each proposal?

Debt Exchange Proposal. Approval of the Debt Exchange Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes on this matter, if any, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

Securities Purchase Proposal. Approval of the Securities Purchase Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes on this matter, if any, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

Authorized Capital Proposal. Approval of the Authorized Capital Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes on this matter, if any, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

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Adjournment Proposal. The Adjournment Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes on this matter, if any, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.

Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?

Proxies are being solicited by the Board for use at the Special Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. The Company also has engaged Sodali & Co. (“Sodali”) as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali its customary fee. The Company also will reimburse Sodali for reasonable out-of-pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and may reimburse them for reasonable expenses related thereto.

Who can help answer my questions?

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Sodali at:

Sodali & Co.

333 Ludlow Street, 5th Floor, South Tower

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers call: (203) 658-9400

Email: PAVM.info@investor.sodali.com

You may also contact the Company at:

PAVmed Inc.

360 Madison Avenue, 25th Floor

New York, New York 10017

Attention: Secretary

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THE STOCK ISSUANCE PROPOSALS

The Debt Exchange Proposal

On November 15, 2024, the Company entered into the Debt Exchange Agreement with the holder of the Convertible Notes (the “Investor”). The Debt Exchange Agreement provides for the exchange of $22,347,543.00 in principal amount of the Convertible Notes and interest thereon for 22,347 shares of Series C Preferred Stock (the “Exchange”).

The consummation of the Debt Exchange Agreement is subject to customary conditions precedent, including approval, for Nasdaq purposes, of the issuance of shares of the Company’s common stock upon conversion of the shares of the Series C Preferred Stock issuable in the Exchange (as contemplated by this proposal) and an increase in the Company’s authorized capital (as contemplated by the Authorized Capital Proposal).

Accordingly, at the Special Meeting, stockholders will vote on a proposal to approve the issuance of shares of the Company’s common stock upon conversion of the shares of the Series C Preferred Stock to be issued by the Company under the Debt Exchange Agreement. The Company anticipates that the closing of the transactions contemplated the Debt Exchange Agreement will occur as soon as practicable after the Special Meeting.

Debt Exchange Agreement

The Debt Exchange Agreement contain certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Debt Exchange Agreement, the Company also agreed to the following:

Amendments to the Remaining Convertible Notes. The Debt Exchange Agreement provides for the following amendments and modifications to the remaining Convertible Note, effective upon the consummation of the Exchange (except as otherwise noted):

●	The conversion price under the Convertible Note will be reset to $1.068.

●	The maturity date will be extended to December 31, 2025 (upon signing of the Debt Exchange Agreement, the maturity date was extended to January 31, 2025).

●	Any change of control will require the prior written consent of the Required Holders (as defined in the Convertible Note).

●	The Company will agree to not dispose of its shares of Lucid common stock without the prior written consent of the Required Holders, subject to limited exceptions.

●	All payments to be made by Lucid under that certain management services agreement, dated as of March 12, 2018 (as amended from time to time, the “MSA”), by and between Lucid and the Company, will be required to be made in cash.

●	The Company will be required to set aside 50% of gross payments received from Lucid under the MSA after January 31, 2025, if at the time of receipt the VWAP of the Company’s common stock is less than the then-current fixed conversion price or floor price of the Series C Preferred Stock or if any Triggering Event (as defined below), other than the failure of the Company to complete a Qualified Company Optional Redemption (as defined below) by March 31, 2025, has occurred and is continuing.

●	The Company will waive its right to redeem the Convertible Note so long as any shares of Series C Preferred Stock are outstanding.

●	The Holder will waive, in part, until December 31, 2025, the financial covenants requiring that (i) the amount of our available cash equal or exceed $8.0 million at all times, (ii) the ratio of (a) the outstanding principal amount of the Convertible Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that our market capitalization shall at no time be less than $75 million (the “Financial Tests”).

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Stockholder Approval. The Company will hold a stockholder meeting, by no later than January 31, 2025, to approve resolutions authorizing (i) an increase in the authorized shares of the Company’s common stock from 50 million to 250 million shares, and (ii) the issuance of shares of the Company’s common stock upon conversion of the Series C Preferred Stock issuable in the Exchange for the purposes of compliance with the stockholder approval rules of Nasdaq. The Company will be obligated to continue to seek this stockholder approval (the “Debt Exchange Stockholder Approval”) quarterly until such approval is obtained.

Reservation of Shares. The Company will reserve, for issuance in respect of the Series C Preferred Stock, a number of shares of its common stock equal to the sum of (i) 125% of the maximum number of shares issuable upon conversion of the Series C Preferred Stock, without regard to any limitations on the conversion thereof, and (ii) the maximum number of shares issuable upon conversion of the remaining Convertible Note (assuming that (A) such note is convertible at the Alternate Conversion Price (as defined in the Convertible Note), and (B) interest on such note accrues through the maturity date thereof, and without regard to any limitations on the conversion thereof).

Lucid Exchange. So long as any shares of Series C Preferred Stock remain outstanding, the Holder will be entitled to exchange all, or any portion, of the remaining Convertible Note (including any interest that would accrue thereon through the maturity date thereof) into shares of Lucid common stock, at an exchange price per share of Lucid common stock equal to $0.85 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), so long as after giving effect to such exchange the Holder would not beneficially own in excess of 9.99% of the shares of Lucid’s common stock outstanding immediately after giving effect to such exchange.

The Securities Purchase Proposal

On November 20, 2024, the Company entered into the Securities Purchase Agreement with the Investor. The Securities Purchase Agreement provides for the purchase of 2,653 shares of Series C Preferred Stock at a price of $1,000 per share, with the purchase price to be satisfied through the cancellation of $2,652,456.76 of certain unsecured debt obligations owed by the Company to the Investor (the “Purchase”).

The consummation of the Securities Purchase Agreement is subject to customary conditions precedent, including approval, for Nasdaq purposes, of the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock issuable in the Purchase (as contemplated by this proposal) and an increase in the Company’s authorized capital (as contemplated by the Authorized Capital Proposal).

Accordingly, at the Special Meeting, stockholders will vote on a proposal to approve the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock to be issued by the Company under the Securities Purchase Agreement. The Company anticipates that the closing of the transactions contemplated by the Securities Purchase Agreement will occur as soon as practicable after the Special Meeting.

Securities Purchase Agreement

The Securities Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Securities Purchase Agreement, the Company also agreed to the following:

Stockholder Approval. The Company will hold a stockholder meeting, by no later than January 31, 2025, to approve resolutions authorizing (i) an increase in the authorized shares of the Company’s common stock from 50 million to 250 million shares, and (ii) the issuance of shares of the Company’s common stock upon conversion of the Series C Preferred Stock issuable in the Purchase for the purposes of compliance with the stockholder approval rules of Nasdaq. The Company will be obligated to continue to seek this stockholder approval (the “Securities Purchase Stockholder Approval”) quarterly until such approval is obtained.

Reservation of Shares. The Company will reserve, for issuance in respect of the Series C Preferred Stock, a number of shares of its common stock equal to the sum of (i) 125% of the maximum number of shares issuable upon conversion of the Series C Preferred Stock calculated with a conversion price equal to the Alternate Conversion Price (as defined below), without regard to any limitations on the conversion thereof, and (ii) the maximum number of shares issuable upon conversion of the remaining Convertible Note (assuming that (A) such note is convertible at the Alternate Conversion Price (as defined in the Convertible Note), and (B) interest on such note accrues through the maturity date thereof, and without regard to any limitations on the conversion thereof).

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Series C Preferred Stock

Upon the consummation of the Exchange and/or the Purchase, the Company will file a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, setting forth the resolution of the Company’s board of directors designating up to 25,000 shares of Series C Preferred Stock and fixing the terms of the Series C Preferred Stock. The key terms of the Series C Preferred Stock will be as follows:

General. Each share of Series C Preferred Stock will have a stated value of $1,000, and will entitle the holder thereof to a preferred dividend at a rate of 7.875% per annum, payable quarterly in arrears. The Series C Preferred Stock will be pari passu with the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and will be required to be senior to all of our other equity securities.

Liquidation Preference. Upon liquidation, a holder of Series C Preferred Stock will be entitled to receive in cash out of the assets of the Company, before any amount would be paid to the holders of any of shares of the Company’s common stock, but pari passu with the holders of any Series B Preferred Stock then outstanding, an amount per share equal to the greater of (A) the sum of (i) 110% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of such share of Series C Preferred Stock then outstanding and (ii) a ratable portion of 100% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of the Series B Preferred Stock then outstanding and (B) the amount per share such holder would receive if such holder converted such share of Series C Preferred Stock into the Company’s common stock immediately prior to the date of such payment.

Voluntary Conversion. Each share of Series C Preferred Stock, plus accrued and unpaid dividends thereon, will be convertible at any time, in whole or in part, at the holder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $1.068 per share, subject to certain adjustments.

Alternate Conversion. At any time following the occurrence of a Triggering Event, a holder of shares of the Series C Preferred Stock will have the right to elect to convert shares of Series C Preferred Stock into the Company’s common stock at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of (A) 80% of the VWAP of the Company’s common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, (B) 80% of the VWAP of the Company’s common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and (C) 80% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than $0.2136 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (such price, the “Alternate Conversion Price”). The term “Triggering Event” includes events that would constitute an event of default under the Convertible Notes, in addition to the failure of the Company to complete a Qualified Company Optional Redemption (as defined below) by March 31, 2025 (the “QCOR Triggering Event”). The principal consequence of a Triggering Event (other than a bankruptcy-related Triggering Event) will be to give the Holder the right to elect an alternate conversion as described above. In addition, the occurrence of a Triggering Event (other than a QCOR Triggering Event) will result in an increase to the dividend rate and limit the Company’s right to redeem the Series C Preferred Stock. A Triggering Event (other than a bankruptcy-related Triggering Event) will not otherwise accelerate any financial or other obligation on the part of the Company in respect of the Series C Preferred Stock.

Adjustment of Conversion Price upon Issuance of Common Stock. If the Company grants, issues or sells (or enters into any agreement to grant, issue or sell) or is deemed to have granted, issued or sold, any shares of common stock, for consideration per share less than the fixed conversion price then in effect, then immediately after such issuance, the fixed conversion price would be reduced to an amount equal to such lower price.

Company Optional Redemption. The Company will have the right to redeem all, but not less than all, of the shares of Series C Preferred Stock at a redemption price equal to 132.5% of the aggregate stated value of the Series C Preferred Stock plus all accrued and unpaid dividends and other amounts then payable thereon. The Company will also have an additional one-time right to redeem a portion of the shares of Series C Preferred Stock with an aggregate stated value of at least $5 million at the same redemption price (a “Qualified Company Optional Redemption”).

Change of Control. Upon a Change of Control (as defined in the Certificate of Designations), a holder of the Series C Preferred Stock will have the right to require the Company to redeem all, or any portion, of the holder’s shares of Series C Preferred Stock at a price equal to 132.5% of the stated value of the Series C Preferred Stock (plus any accrued and unpaid dividends or other amounts then payable thereon) or, if greater, an amount determined pursuant to the Certificate of Designations based on the then-current market price or the consideration payable in the Change of Control transaction, whichever is higher.

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Beneficial Ownership Limitation. A holder will not have the right to convert any of the shares of Series C Preferred Stock, to the extent that, after giving effect to such conversion, such holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The Holder may from time to time increase or decrease the Maximum Percentage; provided that in no event could the Maximum Percentage exceed 9.99%, provided, further, that any such increase would not be effective until the 61st day after delivery of a notice to the Company of such increase.

Covenants. The Company and its subsidiaries (other than Lucid) will be subject to certain customary affirmative and negative covenants regarding the rank of the Series C Preferred Stock, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, transactions with affiliates and the ability to complete stock splits, among other customary matters. The Company also will be subject to a financial covenant requiring that it maintain its cash flow on a break-even basis.

Reasons for the Debt Exchange Proposal and the Securities Purchase Proposal

Requirement to Obtain Approval

The consummation of the Debt Exchange Agreement and the consummation of the Securities Purchase Agreement are subject to the Debt Exchange Stockholder Approval (as contemplated by the Debt Exchange Proposal) and the Securities Purchase Stockholder Approval (as contemplated by the Securities Purchase Proposal), respectively.

In addition, pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Minimum Price”). In light of this rule, the Series C Preferred Stock provides that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock pursuant to the terms of the Series C Preferred Stock, if the issuance of such shares of common stock pursuant to the Series C Preferred Stock would exceed 19.99% of the Company’s outstanding shares of common stock before the transaction, or if such issuance would otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Furthermore, the Company agreed to hold a stockholder meeting to approve, for the purposes of compliance with the stockholder approval rules of Nasdaq, the issuance of shares of the Company’s common stock pursuant to the Series C Preferred Stock.

The transactions contemplated by the Debt Exchange Agreement and the Securities Purchase Agreement may be viewed together by Nasdaq for the purposes of this rule. If all the shares of Series C Preferred Stock are issued pursuant to such agreements and are converted into the Company’s common stock at the voluntary conversion price of $1.068 per share, we estimate that we would issue 23,408,240 shares upon conversion of the Series C Preferred Stock. Upon the occurrence of certain events, as described below, the Series C Preferred Stock also may be converted into shares of the Company’s common stock at a conversion price based on the then-current market price, subject to a maximum price equal to the voluntary conversion price and a floor price equal to $0.2136 per share. If the Series C Preferred Stock was converted into shares of common stock at a price equal to $1.07 (the closing price on October 31, 2024), we estimate that we would issue 23,408,240 shares upon conversion of the Series C Preferred Stock. If the Series C Preferred Stock was converted into shares of common stock at the floor price, we estimate that we would issue 117,041,199 shares upon conversion of the Series C Preferred Stock. Such amounts exceed 20% of the Company’s outstanding shares of common stock as of November 15, 2024. Furthermore, the transactions would not qualify as a public offering under the rules of Nasdaq and the conversion price of the Series C Preferred Stock is less than the Minimum Price as of November 15, 2024.

Benefits of the Exchange

Replacing the Convertible Notes with an equity instrument, like the Series C Preferred Stock, is critical to the Company’s plan to regain compliance with the Nasdaq continued listing requirements.

As previously disclosed, on March 7, 2024, the Company received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of the Company’s listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The Company was provided 180 calendar days, or until September 3, 2024, to regain compliance with the rule. The Company did not regain compliance with the rule during the allotted time period. Accordingly, on September 10, 2024, the Company received a staff determination letter from the Nasdaq Listing Qualifications Department, stating that unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal the staff determination, the Company’s securities would be subject to suspension and delisting. The Company timely requested such a hearing, which took place on October 29, 2024. On November 8, 2024, the Panel granted the Company an extension, until January 31, 2025, to regain compliance with the Nasdaq continued listing standards.

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The Company is seeking to regain compliance with the continued listing standard under Nasdaq Listing Rule 5550(b)(1) in lieu of the continued listing standard under Nasdaq Listing Rule 5550(b)(2). Nasdaq Listing Rule 5550(b)(1) requires, among other things, that the Company have at least $2.5 million in stockholders’ equity. As of September 30, 2024, the Company’s stockholders’ deficit was $9.4 million. However, by cancelling a portion of the Convertible Notes and interest thereon and issuing Series C Preferred Stock, which is expected to be substantially treated for accounting purposes as permanent equity, the Company expects its stockholders’ equity will increase to approximately $13.0 million.

Effects on Current Stockholders if the Debt Exchange Proposal Is Not Approved

Because the Debt Exchange Stockholder Approval is a condition to consummating the Exchange, if the Debt Exchange Proposal is not approved, the Company may need to seek alternative sources of financing to replace the Convertible Notes and interest thereon on or prior to the current maturity date (January 31, 2025). Such financing may not be available on acceptable terms, or at all. In addition, if the Debt Exchange Proposal is not approved by January 31, 2025, the Investor will have the right to terminate the Debt Exchange Agreement, and the Convertible Notes will remain outstanding as if such agreement never existed. Accordingly, without approval of the Debt Exchange Proposal, the Exchange may not be consummated and as a result, the Company may not have a viable path to regain compliance with the Nasdaq continued listing requirements and the Company’s common stock and warrants may be delisted.

The Board believes that the Company and its stockholders receive substantial benefits from the continued listing of its common stock and warrants on Nasdaq, including, without limitation, improved liquidity of the common stock and expanded access to capital markets for fundraising. Such liquidity and access to capital markets would be negatively impacted if the Company failed to retain the continued listing of its common stock and warrants on Nasdaq.

If the Company’s stockholders do not approve this proposal, the Company will be required to seek stockholder approval of this proposal again on or before June 30, 2025, and thereafter semi-annually until it obtains such approval. As such, failure to obtain stockholder approval of this proposal will require the Company to incur the costs of holding one or more additional stockholder meetings until it obtains such approval.

Benefits of the Purchase

Cancelling the unsecured debt obligations owed by the Company in satisfaction of the purchase price under the Securities Purchase Agreement will allow the Company to settle its liabilities while preserving cash for the operation of its business.

Effects on Current Stockholders if the Securities Purchase Proposal Is Not Approved

Because the Securities Purchase Stockholder Approval is a condition to consummating the Purchase, if the Securities Purchase Proposal is not approved, the Purchase may not be consummated and as a result, the Company may need to seek alternative sources of financing to repay these obligations, which may not be available on acceptable terms, or at all.

If the Company’s stockholders do not approve this proposal, the Company will be required to seek stockholder approval of this proposal again on or before June 30, 2025, and thereafter semi-annually until it obtains such approval. As such, failure to obtain stockholder approval of this proposal will require the Company to incur the costs of holding one or more additional stockholder meetings until it obtains such approval.

Other Effects on Current Stockholders of the Debt Exchange Proposal and the Securities Purchase Proposal

Each additional share of common stock that would be issuable to the holder of the Series C Preferred Stock would have the same rights and privileges as each share of our currently authorized common stock. The issuance of securities pursuant to the Series C Preferred Stock will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing shareholders, including the voting power and economic rights of the existing shareholders, and may result in a decline in our stock price or greater price volatility. See “The Authorized Capital Proposal” and “Description of Capital Stock” below. If all the shares of Series C Preferred Stock are issued and converted into the Company’s common stock at the voluntary conversion price of $1,068 per share, we estimate that we would issue 23,408,240 shares upon conversion of the Series C Preferred Stock. The number of shares of common stock to be issued pursuant to the Series C Preferred Stock may be substantially greater than the estimate set forth in this paragraph, however, if the Series C Preferred Stock is converted in connection with the occurrence of certain events, because in such cases the conversion price will be based on the then-current market price, subject to a maximum price equal to the voluntary conversion price and a floor price equal to $0.2136 per share.

The Series C Preferred Stock provides that each holder is prohibited from converting the note to the extent the holder would beneficially own more than 9.99% of the Company’s outstanding shares of common stock after such conversion or payment. Unlike Nasdaq Rule 5635 and the corresponding provisions of the Series C Preferred Stock, which limit the aggregate number of shares the Company may issue to a holder of the Series C Preferred Stock, this beneficial ownership limitation limits the number of shares the holder may beneficially own at any one time. Consequently, the number of shares the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the holder may sell some or all of the shares it receives under the Series C Preferred Stock, permitting it to acquire additional shares in compliance with the beneficial ownership limitation. The Company is not seeking shareholder approval to lift such ownership limitation. Because of the beneficial ownership limitation, Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company, is not implicated. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of our outstanding shares of common stock and such ownership is the largest ownership position.

Required Vote and Recommendation for the Debt Exchange Proposal and the Securities Purchase Proposal

Approval of each of the Debt Exchange Proposal and the Securities Purchase Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal. Neither Delaware law, nor the Company’s Certificate of Incorporation or bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with the Debt Exchange Proposal or the Securities Purchase Proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DEBT EXCHANGE PROPOSAL

AND THE SECURITIES PURCHASE PROPOSAL.

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THE AUTHORIZED CAPITAL PROPOSAL

On October 18, 2024, the Board unanimously adopted and declared the advisability of an amendment to the Company’s Certificate of Incorporation to increase the total number of shares of common stock the Company is authorized to issue by 200,000,000 shares, from 50,000,000 shares to 250,000,000 shares. The Board further directed that this amendment be considered at a special meeting of stockholders. Accordingly, at the Special Meeting, stockholders will vote on a proposal to approve this amendment.

The form of the certificate of amendment is attached as Annex A to this proxy statement. If approved by the stockholders, the amendment to the Company’s Certificate of Incorporation will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

Description of the Amendment to the Certificate of Incorporation

If the amendment to the Company’s Certificate of Incorporation is approved, the Board will be authorized to issue the additional shares of common stock, in its discretion, without further approval of the stockholders, and the Board does not intend to seek stockholder approval prior to any issuance of the shares of common stock, unless stockholder approval is required by applicable law or securities exchange rules.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock the Company is presently authorized to issue. Holders of the common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of the common stock voted in an election of directors can elect all of the Company’s directors. The holders of the common stock are entitled to receive dividends when, as, and if declared by the Board out of funds legally available therefor. The Company has never paid cash dividends on its shares of common stock. In the event of the Company’s liquidation, dissolution or winding up, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. There is no redemption or sinking fund provision applicable to the common stock.

The Company’s Certificate of Incorporation also authorizes the Company to issue 20,000,000 shares of preferred stock, of which 1,412,865 shares of Series B Preferred Stock were issued and outstanding as of October 31, 2024. In addition, upon the closing of the transactions contemplated by the Debt Exchange Agreement and the Securities Purchase Agreement, the Company will issue 25,000 shares of Series C Preferred Stock.

As of October 31, 2024, 10,985,841 shares of the common stock were issued and outstanding (with such number of shares inclusive of shares of common stock underlying unvested restricted stock awards). In addition, as of such date:

●	1,233,107 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding stock options, at a weighted average exercise price of $25.04 per share;

●	795,830 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding Series Z warrants, at an exercise price of $23.48 per share; and

●	94,203 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).

In addition, as of October 31, 2024, 382,796 shares of the Company’s common stock were issuable upon conversion of the Convertible Notes, assuming the Convertible Notes were converted in full on such date at the voluntary conversion price of $75.00 per share. The number of shares of common stock to be issued under the Convertible Notes may be substantially greater than the estimate set forth in this paragraph, however, if the Company pays the principal installment amounts and interest due under the Convertible Notes in shares of the Company’s common stock, as expected, because in such cases (and in certain other cases) the number of shares issued will be determined based on the then current market price (but in any event not more than fixed conversion price per share or less than the floor price specified in the Convertible Notes). The number of shares issued under the Convertible Notes also may be substantially greater if the Company voluntarily lowers the conversion price, which the Company is permitted to do pursuant to the terms thereof. If the transactions contemplated by the Debt Exchange Agreement and the Securities Purchase Agreement are consummated, a portion of the Convertible Notes will be cancelled, among other obligations, and the Company will issue 25,000 shares of Series C Preferred Stock. For more information on the Series C Preferred Stock, see “The Stock Issuance Proposals” above.

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Furthermore, as of October 31, 2024, 79,321 shares of the Company’s common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under the Company’s 2014 Long Term Incentive Equity Plan, as amended and restated (the “2014 Plan”) and 139,863 shares of the Company’s common stock were reserved for issuance under the Company’s Employee Stock Purchase Plan, as amended and restated (the “ESPP”). The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, unless the Board provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares, unless the Board provides for a lesser amount.

Reasons for the Amendment to the Certificate of Incorporation

The Board believes approval of the amendment is in the best interests of the Company and its stockholders. First, replacing the Convertible Notes, interest thereon and unsecured debt obligations with an equity instrument, like the Series C Preferred Stock, is critical to the Company’s plan to regain compliance with the Nasdaq continued listing requirements. Increasing the Company’s authorized capital facilitates the transactions contemplated by the Debt Exchange Agreement and the Securities Purchase Agreement and is a condition precedent to the consummation of those transactions. See “The Stock Issuance Proposals—Reasons for the Debt Exchange Proposal and the Securities Purchase Proposal” above. Accordingly, without approval of this proposal, the Company may not have a viable path to regain compliance with the Nasdaq continued listing requirements and, as a result, the Company’s common stock and warrants may be delisted.

Second, the authorization of additional shares of common stock will enable the Company to meet its obligations under its outstanding options, warrants and convertible securities, under its Series C Preferred Stock or any other equity instruments issued in order to increase the Company’s stockholders’ equity, and under its equity compensation plans, while retaining flexibility to respond to future business needs and opportunities. For example, the additional shares may be used for additional equity awards to the Company’s employees, for financing the Company’s business, for acquiring other businesses, or for forming strategic partnerships and alliances. The Company explores opportunities for strategic transactions that could result in the issuance of common stock, including equity capital raises, as they arise or as the Company’s needs require. Although the Company frequently reviews various transactions, the Company has no current agreement or commitment to issue additional shares of its common stock, except for issuances of common stock upon the exercise of its outstanding options and warrants and the conversion of its outstanding convertible preferred stock and notes.

The Board also considered certain risks of the amendment. The issuance of additional shares of common stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company’s capital stock. See “Description of Capital Stock” below. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows the Company to pursue its business plan and grow its business, the market price of the common stock may increase.

While not intended as an anti-takeover provision, the additional shares of common stock for which authorization is sought could also be used by management to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current Board. Although the amendment to the Company’s Certificate of Incorporation has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by management to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Required Vote and Recommendation

Approval of the Authorized Capital Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal. Neither Delaware law, nor the Company’s Certificate of Incorporation or bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with the Authorized Capital Proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED CAPITAL PROPOSAL.

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THE ADJOURNMENT PROPOSAL

At the Special Meeting, stockholders will vote on a proposal to approve the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve the Debt Exchange Proposal, the Securities Purchase Proposal or the Authorized Capital Proposal.

At the Adjournment Proposal is adopted, the Board will have the discretion to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. It is possible for the Company to obtain sufficient votes to approve the Adjournment Proposal but not receive sufficient votes to approve the Debt Exchange Proposal, the Securities Purchase Proposal or the Authorized Capital Proposal. In such a situation, the Company could adjourn the meeting for any number of days or hours as permitted under applicable law and attempt to solicit additional votes in favor of such other proposals.

In addition to an adjournment of the Special Meeting upon approval of the Adjournment Proposal, if a quorum is not present at the Special Meeting, the Company’s bylaws allow the Special Meeting to be adjourned for the purpose of obtaining a quorum. Any such adjournment may be made without notice, other than the announcement made at the Special Meeting, by the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting. The Board also is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, the Company would issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

If the stockholders approve the Adjournment Proposal, and the Special Meeting is adjourned, the Company expects to use the additional time to solicit additional proxies in favor of the Reverse Split Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if a majority of the common stock has been voted against the Debt Exchange Proposal, the Securities Purchase Proposal or the Authorized Capital Proposal, the Company could adjourn the Special Meeting without a vote on such proposal, and seek to convince the holders of those shares to change their votes. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the voting on the Debt Exchange Proposal, the Securities Purchase Proposal or the Authorized Capital Proposal.

The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes represented in person or by proxy for the other proposals. If the Adjournment Proposal is presented at the Special Meeting and is not approved, the Company may not be able to adjourn the Special Meeting to a later date. As a result, the Company may be prevented from obtaining approval of the other matters.

Required Vote and Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote on such proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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DESCRIPTION OF COMMON STOCK

Authorized and Outstanding Capital Stock

The Company is authorized to issue 50,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001. On March 23, 2018, the Company filed a certificate of designations authorizing 1,800,000 shares of Series B Preferred Stock. In addition, upon the consummation of the transactions contemplated by the Debt Exchange Agreement and/or the Securities Purchase Agreement, the Company will file a certificate of designations authorizing up to 25,000 shares of Series C Preferred Stock. If the Authorized Capital Proposal is approved and implemented, the number of authorized shares of common stock will be increased to 250,000,000 shares, but the number of authorized shares of preferred stock will remain at 20,000,000 shares and the number of such shares designated as Series B Preferred Stock will remain at 1,800,000 shares.

As of October 31, 2024, 10,985,841 shares of the common stock were issued and outstanding (with such number of shares inclusive of shares of common stock underlying unvested restricted stock awards). In addition, as of such date:

●	1,233,107 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding stock options, at a weighted average exercise price of $3.39 per share;

●	795,860 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding Series Z warrants, at an exercise price of $23.48 per share; and

●	94,203 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).

In addition, as of October 31, 2024, 382,796 shares of the Company’s common stock were issuable upon conversion of the Convertible Notes, assuming the Convertible Notes were converted in full on such date at the voluntary conversion price of $75.00 per share. The number of shares of common stock to be issued under the Convertible Notes may be substantially greater than the estimate set forth in this paragraph, however, if the Company pays the principal installment amounts and interest due under the Convertible Notes in shares of the Company’s common stock, as expected, because in such cases (and in certain other cases) the number of shares issued will be determined based on the then current market price (but in any event not more than fixed conversion price per share or less than the floor price specified in the Convertible Notes). The number of shares issued under the Convertible Notes also may be substantially greater if the Company voluntarily lowers the conversion price, which the Company is permitted to do pursuant to the terms thereof. If the transactions contemplated by the Debt Exchange Agreement and the Securities Purchase Agreement are consummated, a portion of the Convertible Notes will be cancelled, among other obligations, and the Company will issue 25,000 shares of Series C Preferred Stock. For more information on the Series C Preferred Stock, see “The Stock Issuance Proposals” above.

Furthermore, as of October 31, 2024, 79,321shares of the Company’s common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under the Company’s 2014 Long Term Incentive Equity Plan, as amended and restated (the “2014 Plan”) and 139,863 shares of the Company’s common stock were reserved for issuance under the Company’s Employee Stock Purchase Plan, as amended and restated (the “ESPP”). The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, unless the Board provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares, unless the Board provides for a lesser amount.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which the Company’s stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by the Board, out of funds that the Company may legally use to pay dividends. If the Company liquidates or dissolves, holders of common stock are entitled to share ratably in the Company’s assets once its debts and any liquidation preference owed to any then-outstanding preferred stockholders is paid. The Certificate of Incorporation does not provide the common stock with any redemption, conversion or preemptive rights, and there are no sinking fund provisions with respect to the common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

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Preferred Stock

The Certificate of Incorporation authorizes the issuance of blank check preferred stock. Accordingly, the Board is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of the common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

Series B Preferred Stock

The Series B Preferred Stock has a par value of $0.001 per share, no voting rights, a stated value of $3.00 per share, and is convertible into shares of common stock, as discussed below.

The Series B Convertible Preferred stock is senior to the common stock with respect to dividends and assets distributed in liquidation. In this regard, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined in the certificate of designations for the Series B Preferred Stock), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Company’s assets available for distribution to its stockholders, before any payment shall be made to the holders of the common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of the Series B Preferred Stock, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

At the holders’ election, a share of Series B Preferred Stock is convertible into a number of shares of common stock determined by dividing the stated value of such share of Series B Preferred Stock by the conversion price. The conversion price is $45.00 per share, subject to adjustment for stock dividends, stock splits or similar events affecting the common stock. The Series B Preferred Stock shall not be redeemed for cash and under no circumstances shall the Company be required to net cash settle the Series B Preferred Stock.

The Series B Preferred Stock provides for dividends at a rate of 8% per annum of the stated value per share. Dividends are payable in arrears on January 1, April 1, July 1, and October 1. Dividends accrue and cumulate whether or not declared by the Board. All accumulated and unpaid dividends compound quarterly at the rate of 8% of the stated value per annum. Prior to October 1, 2021, dividends were payable in additional shares of Series B Preferred Stock. Since October 1, 2021, dividends have been payable at our election in any combination of shares of Series B Preferred Stock, cash or shares of common stock.

Series C Preferred Stock

If the transactions contemplated by the Debt Exchange Agreement and the Securities Purchase Agreementare consummated, the Company will issue shares of Series C Preferred Stock. For more information on the Series C Preferred Stock, see “The Stock Issuance Proposals” above.

Dividends

The Company has not paid any cash dividends on the common stock to date. Any future decisions regarding dividends will be made by the Board. The Company does not anticipate paying dividends in the foreseeable future but expects to retain earnings to finance the growth of its business. The Board has complete discretion on whether to pay dividends, subject to the restrictions set forth in the Convertible Notes and related documents and in the certificate of designations for the Series B Preferred Stock (and, if the transactions contemplated by the Debt Exchange Agreement and/or the Securities Purchase Agreement are consummated, the Series C Preferred Stock). Even if the Board decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the Board may deem relevant.

Market

The common stock and the Series Z warrants are traded on the Nasdaq Capital Market under the symbols PAVM and PAVMZ, respectively.

15

Anti-Takeover Provisions

Provisions of the DGCL and the Company’s Certificate of Incorporation and bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection of the Company’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for the Company’s stockholders.

Delaware Anti-Takeover Statute. The Company is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by the Company’s stockholders.

Classified Board. The Board is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Company’s stockholders to effect a change in control of the Board, because in general less than a majority of the members of the Board will be elected at a given annual meeting. Because the Board is classified and the Certificate of Incorporation does not otherwise provide, under the DGCL, the Company’s directors may only be removed for cause.

Vacancies in the Board of Directors. The Company’s Certificate of Incorporation and bylaws provide that, subject to limitations, any vacancy occurring in the Board for any reason may be filled by a majority of the remaining members of the Board then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Advance Notice of Nominations and Shareholder Proposals. The Company’s stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to the Board or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Special Meetings of Stockholders. Under the Company’s bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company’s Certificate of Incorporation does not provide for cumulative voting.

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of November 8, 2024, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s officers and directors; and

●	all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 10,985,841 shares of the Company’s common stock outstanding as of November 8, 2024 (inclusive of shares underlying unvested restricted stock awards). Except as otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Officers:
Lishan Aklog, M.D.	585,655	(2)	5.3%
Dennis M. McGrath	91,307	(3)	*
Shaun M. O’Neil	62,635	(4)	*
Michael A. Gordon	24,443	(5)	*
Michael J. Glennon	155,578	(6)	1.4%
Sundeep Agrawal, M.D.	12,195	(7)	*
Timothy E. Baxter	95,333	(8)	*
Ronald M. Sparks	126,834	(9)	1.2%
Debra J. White	96,999	(10)	*
All directors and executive officers as a group (nine individuals)	1,250,979		11.4%
5% Stockholders:
Ayrton Capital LLC	851,018	(11)	6.7%
Anthony Dubreville	606,259	(12)	5.5%
First Manahattan Co. LLC	600,000	(13)	5.5%

*	Represents less than one percent of class.

(1)	The business address of each of the individuals is 360 Madison Avenue, 25th Floor, New York, New York 10017, unless otherwise indicated.

(2)	Includes: (i) 297,105 shares of common stock and 138,552 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Pavilion Venture Partners LLC (“PVP”), of which Dr. Aklog is a member and sole manager, and, accordingly, he is deemed to have voting and dispositive power over such shares held by PVP; (ii) 1,333 shares of common stock and 666 shares of common stock issuable upon the potential exercise of Series Z Warrants held by HCFP/AG LLC, of which Dr. Aklog is a co-manager, and, accordingly, he is deemed to have joint voting and dispositive power over such shares and Series Z Warrants held by HCFP/AG LLC; (iii) 78,724 shares of common stock and 24,354 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Dr. Aklog and his children; and (iv) 44,921 shares of common stock issuable upon the potential exercise of stock options granted to Dr. Aklog which have vested or are expected to vest within sixty days of November 8, 2024. Notwithstanding the foregoing, Dr. Aklog disclaims beneficial ownership of the shares of common stock and Series Z Warrants held by PVP and HCFP/AG LLC, except to the extent of his proportionate pecuniary interest therein.

(3)	Includes 50,834 shares of common stock and 800 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Mr. McGrath; and 39,673 shares of common stock issuable upon the potential exercise of stock options granted to Mr. McGrath which have vested or are expected to vest within sixty days as of November 8, 2024.

(4)	Includes 17,933 shares of common stock and 30 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Mr. O’Neil; and 44,673 shares of common stock issuable upon the potential exercise of stock options granted to Mr. O’Neil which have vested or are expected to vest within sixty days of November 8, 2024.

17

(5)	Includes 24,443 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Gordon which have vested or are expected to vest within sixty days of November 8, 2024.

(6)	Includes 16,667 shares of common stock, and an additional 65,000 shares subject to a restricted stock award granted under the 2014 Plan to Mr. Glennon with 100% of the award vesting on November 30, 2026; and 73,912 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Glennon which have vested or are expected to vest within sixty days of November 8, 2024.

(7)	Includes 5,080 shares of common stock and an additional 7,115 shares subject to a restricted stock award granted under the 2014 Plan to Dr, Agrawal with such award vesting in equal quarterly installments on the last day of each fiscal quarter through June 30, 2026.

(8)	Includes 65,000 shares subject to a restricted stock award granted under the 2014 Plan to Mr. Baxter with 100% of the award vesting on November 30, 2026; and 30,333 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Baxter which have vested or are expected to vest within sixty days of November 8, 2024.

(9)	Includes 65,000 shares subject to a restricted stock award granted under the 2014 Plan to Mr. Sparks with 100% of the award vesting on November 30, 2026; and 61,834 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Sparks which have vested or are expected to vest within sixty days of November 8, 2024.

(10)	Includes 65,000 shares subject to a restricted stock award granted under the 2014 Plan to Ms. White with 100% of the award vesting on November 30, 2026; and 31,999 shares of common stock issuable upon the potential exercise of stock options granted to Ms. White which have vested or are expected to vest within sixty days of November 8, 2024.

(11)	Includes 382,976 shares of common stock and 382,796 shares of common stock issuable upon conversion of the Convertible Notes (after taking into account the limitations on conversion set forth therein) held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, a private investment vehicle. Ayrton Capital LLC serves as the investment manager of Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, and Waqas Khatri serves as the managing member of Ayrton Capital LLC. The business address of Ayrton Capital LLC and Mr. Khatri is 55 Post Rd West, 2nd Floor, Westport, CT 06880, and the business address of Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B is Suite #7, Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands. The beneficial ownership for Ayrton Capital LLC reported in this proxy statement is based in part on the Schedule 13G filed by Ayrton Capital LLC on February 14, 2024.

(12)	Includes 556,807 shares of common stock beneficially owned by the Dubreville Family Trust. The business address of Anthony Dubreville and the Dubreville Family Trust is c/o Graubard Miller, 405 Lexington Avenue, 44th Floor, New York, New York 10174. The beneficial ownership for Mr. Dubreville reported in this proxy statement is based on the Schedule 13G filed by Mr. Dubreville on September 23, 2024.

(13)	The business address of First Manhattan Co. LLC is 399 Park Avenue, New York, NY 10022. The beneficial ownership for First Manhattan Co. LLC reported in this proxy statement is based on the Schedule 13G filed by First Manhattan Co. LLC on November 14, 2024.

18

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company intends to hold its 2025 annual meeting of stockholders on June 24, 2025. As previously disclosed, a proposal that a stockholder intended to present at the 2025 annual meeting of stockholders and wished to be considered for inclusion in the Company’s proxy materials needed to be received by December 30, 2024. All such proposals needed to comply with Rule 14a-8 under the Exchange Act.

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2025 annual meeting of stockholders, this notice must be received no earlier than March 26, 2025 and no later than April 25, 2025. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of our proxy materials at no charge, please notify your broker, bank or other nominee, if you are a beneficial owner, or direct a request to the Company, if you are a holder of record. Holders of record may make send a request in writing to PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017, or may make a request by telephone at (917) 813-1828. The Company undertakes to deliver promptly, upon any such written or verbal request, a separate copy of the Company’s proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company does not intend to bring before the Special Meeting any matters other than those specified in the Notice of the Special Meeting, and the Company does not know of any business which persons other than the Board intend to present at the Special Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Special Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

19

SOLICITATION OF PROXIES

Proxies are being solicited by the Board for use at the Special Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. The Company also has engaged Sodali as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali its customary fee. The Company also will reimburse Sodali for reasonable out-of-pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Sodali at:

Sodali & Co.

333 Ludlow Street, 5th Floor, South Tower

Stamford, Connecticut 06902

Tel: (800) 662-5200

Banks and brokers call: (203) 658-9400

Email: PAVM.info@investor.sodali.com

You may also contact the Company at:

PAVmed Inc.

360 Madison Avenue, 25th Floor

New York, New York 10017

Attention: Secretary

By Order of the Board of Directors

Lishan Aklog, M.D.
Chief Executive Officer and Chairman of the Board

[●], 2024

New York, New York

20

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAVMED INC.

Pursuant to Section 242 of the

General Corporation Law of Delaware

The undersigned Chairman of the Board and Chief Executive Officer of PAVmed Inc. (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is PAVmed Inc.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and by substituting the following new first paragraph of Article FOURTH in lieu thereof:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 270,000,000 of which 250,000,000 shares shall be Common Stock of the par value of $.001 per share and 20,000,000 shares shall be Preferred Stock of the par value of $.001 per share.”

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this [●] day of [●], 20[●].

Lishan Aklog, M.D.
Chairman of the Board and Chief Executive Officer

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☐☐☐ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

PAVMED INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
https://www.cstproxy.com/pavmed/sm20

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▯ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▯

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1.a, 1.b, 2 AND 3.

Please mark your votes like this **X**

CONTROL NUMBER

Signature_______________________________**Signature, if held jointly**_______________________________**Date**__________, 20__

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

▯ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▯

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PAVMED INC.

The undersigned appoints Lishan Aklog, M.D. and Dennis McGrath, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PAVMED INC. held of record by the undersigned at the close of business on [●], 2024 at the Special Meeting of Stockholders of PAVMED INC. to be held on [●], 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1.a, 1.b, 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)